For Immediate Release

HCSB Financial Corporation Announces Second Quarter 2016

Financial Results

Loris, SC, July 29, 2016----HCSB Financial Corporation (OTC Pink: HCFB), the holding company for Horry County State Bank, announced today financial results for the second quarter ended June 30, 2016. The Company announced net earnings per share available to common shareholders of $0.03 per share, an increase from the loss of $0.96 per share at the end of the first quarter of 2016.

“We have made tremendous progress during the second quarter and through the first half of 2016. The capital raise, the repurchase of our senior securities, and the hiring of key executives, are all important accomplishments on our road to profitability, efficiency, and increased loan production. Our Company is now well-capitalized, and we have a strong team of commercial bankers in place to begin building our loan portfolio with quality commercial loans in our markets,” remarked Jan Hollar, Chief Executive Officer of the Company and the Bank.

The new executive team is now in place and leading the Bank into its next chapter. In addition to Jan Hollar as CEO, the Company announced the following additions to the executive team during the first half of 2016: Jack McElveen as Chief Credit Officer, Rick Patterson as Chief Operating Officer, and Jennifer Harris as Chief Financial Officer.

Financial Highlights

During the second quarter, the Company raised $45 million in capital in an offering led by a group of accredited institutional investors, as well as $1.4 million in a follow-on offering to legacy shareholders, employees, and other investors. Portions of this capital has already been used to accomplish several of the Company’s goals. First, the Company repurchased all of its outstanding trust preferred securities as well as the preferred stock issued to the United States Treasury as part of the Troubled Asset Relief Program (TARP), ending the Company’s obligation to Treasury. In addition, the Company was able to repurchase subordinated debt that the Company issued to certain accredited investors in 2010.

The Company is committed to improving its asset quality through a planned bulk sale of nonperforming assets. A portion of the capital raised is being used for this purpose. The terms of the sale have been finalized, and the sale closed early in the third quarter of 2016.

Also during the second quarter, the Company booked $9 million in new loans, the largest portion of which were in the commercial real estate category. This uptick in loan production is in line with the Bank’s strategy to increase lending within prudent limits and high standards of credit quality.

Interest Income and Net Interest Margin

Net interest income was up quarter over quarter, totaling $2.4 million for the second quarter of 2016 as compared to $1.9 million in the first quarter of 2016. The Company also experienced a 39 basis point increase in its net interest margin to 2.84% for the quarter ended June 30, 2016 from 2.45% for the quarter ended March 31, 2016. The increase in margin is primarily the result of a 380 basis point decrease in cost of borrowings, as trust preferred securities were repurchased and subordinated debt was settled early in the second quarter of 2016.

Non-Interest Income

Non-interest income increased to $19.5 million in the second quarter of 2016 compared to $416,000 in the first quarter of 2016. The current quarter included $19.1 million of gains on the extinguishment of debt related to the settlement of subordinated debt noted above. Also included in non-interest income for the quarter ended June 30, 2016 was a $102,000 loss on the sale of securities, as the Company begins to restructure its current portfolio to better mitigate interest rate risk within the portfolio. This compares to a gain on sale of securities of $17,000 in the first quarter of 2016. Excluding the gain on extinguishment of debt and gain (loss) on the sale of securities for each quarter, non-interest income increased $41,000 in the second quarter of 2016 as compared to the first quarter of 2016.

Asset Quality

During the second quarter, asset quality improved significantly due to the asset disposition plan put into place following the capital raise. Other real estate owned (OREO) decreased by $4.0 million during the quarter to $7.3 million at June 30, 2016 due to the write down and sale of several properties. Nonperforming loans decreased by $1.8 million to $4.3 million at June 30, 2016, of which $4.28 million are classified as held-for-sale as the Company finalizes the sale of those assets in early third quarter. The ratio of nonperforming assets to total assets dropped to 3.03%, as compared to 4.78% at March 31, 2016 and the ratio of nonperforming loans to total loans dropped to 2.18% at the end of the second quarter of 2016 as compared to 3.06% at the end of the first quarter of 2016. The Company expects continued improvement in these ratios and other asset quality metrics as the classified asset reduction plan is completed in the third quarter of 2016.

Allowance for Loan Losses

At June 30, 2016, the allowance for loan losses was $4.5 million, compared to $3.7 million at March 31, 2016. As a percentage of total loans held-for-investment, the allowance for loan losses was 2.26% in the second quarter of 2016, up from 1.86% in the first quarter of 2016. Our reserves increased modestly due to charge-offs taken during the quarter, the extension of the lookback period in the calculation of historic loss rates, as well as an increase in qualitative factors which management felt prudent given significant changes in credit administration. Out of the $4.5 million in total allowance for loan losses at June 30, 2016, specific allowances for impaired loans accounted for $845,000 as compared to $1.2 million in the first quarter due to the sale and resolution of nonperforming loans.

Balance Sheet and Capital

Total assets increased $19.1 million during the second quarter of 2016, and gross loans (including loans held-for-sale) increased $3.7 million compared to the first quarter of 2016 as the Company saw solid loan production during the quarter. Total deposits decreased $12.2 million, which primarily resulted from the maturity of $9.9 million in internet-based time deposits.

The Company’s capital ratios have improved significantly following the capital raise in April 2016. As of June 30, 2016 the Bank’s leverage ratio, Common Equity Tier 1 ratio (CET1), Tier 1 risk-based capital ratio, and total risk-based capital ratio were 9.90%, 16.32%, 16.32% and 17.58%, respectively.

About HCSB Financial Corporation

HCSB Financial Corporation is the holding company for Horry County State Bank, a full-service community bank providing services in 8 branches across Horry County, South Carolina. Horry County State Bank’s website is www.hcsbaccess.com. HSCB shares are quoted on the OTC Pink under the symbol “HCFB”.

SAFE HARBOR

This news release contains forward-looking statements, as defined by the federal securities laws, including statement about the Company’s financial outlook and business environment. Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “estimates,” “strategy,” “plan,” “potential,” and other similar expressions. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those anticipated in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward-Looking Statements” on pages 1-2 and in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K filed with the SEC for the year ended December 31, 2015. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

For additional information contact:

Jan H. Hollar

Chief Executive Officer

(843) 716-6117

jhollar@horrycountystatebank.com

HCSB Financial Corporation
Condensed Consolidated Balance Sheet (Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015*	2015	2015
	($ in thousands)
ASSETS
Cash and due from banks	$64,024	$41,652	$22,137	$29,185	$43,085
Investment securities available for sale	80,969	83,205	89,701	84,291	91,466
Nonmarketable equity securities	1,090	1,276	1,330	1,330	1,330
Loans held for sale	4,280	—	—	—	6,179
Loans	199,072	199,635	209,367	219,982	225,576
Allowance for loan losses	(4,492)	(3,719)	(4,601)	(5,021)	(5,599)
Net loans	194,580	195,916	204,766	214,961	219,977

Premises and equipment, net	14,591	15,758	15,917	16,069	16,178
Assets held-for-sale	768	—	—	—	—
Other real estate owned	7,256	11,270	13,624	18,510	17,897
Bank-owned life insurance	11,481	11,400	11,319	11,239	11,159
Other assets	3,441	2,886	2,629	2,962	6,599

Total assets	$382,480	$363,363	$361,423	$378,547	$413,870

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:
Demand noninterest-bearing	$44,077	$40,227	$40,182	$45,135	$46,155
Money market, NOW and savings	119,191	122,613	116,678	121,965	138,076
Time deposits	159,974	172,621	173,971	180,514	200,275
Total deposits	323,242	335,461	330,831	347,614	384,506

Short-term borrowings	1,659	1,248	1,716	1,119	1,066
Long-term debt	17,000	34,141	34,138	34,248	34,248
Accrued expenses and other liabilities	3,312	7,161	6,988	6,741	6,168
Total liabilities	345,213	378,011	373,673	389,722	425,988

Shareholders’ equity:
Preferred stock	9	12,895	12,895	12,895	12,895
Common stock	3,633	38	38	38	38
Warrants	—	1,012	1,012	1,012	1,012
Additional paid-in capital	81,903	30,220	30,220	30,214	30,214
Retained deficit	(48,177)	(58,090)	(54,807)	(54,398)	(54,766)
Accumulated other comprehensive loss	(101)	(723)	(1,608)	(936)	(1,511)
Total shareholders’ equity	37,267	(14,648)	(12,250)	(11,175)	(12,118)

Total liabilities and shareholders’ equity	$382,480	$363,363	$361,423	$378,547	$413,870

Common shares issued and outstanding	363,314,783	3,846,340	3,846,340	3,816,340	3,816,340

* Derived from audited financial statements.

HCSB Financial Corporation
Condensed Consolidated Income Statement (Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
	($ in thousands, except per share amounts)
Interest income
Loans, including fees	$2,581	$2,483	$2,753	$3,088	$2,954
Investment securities	386	461	479	506	510
Nonmarketable equity securities	14	14	14	8	15
Interest on deposits at banks	73	31	14	16	21
Total interest income	3,054	2,989	3,260	3,618	3,500
Interest expense
Money market, NOW and savings deposits	100	96	98	108	112
Time deposits	412	427	450	487	529
Borrowings	97	523	518	510	497
Total interest expense	609	1,046	1,066	1,105	1,138
Net interest income	2,445	1,943	2,194	2,513	2,362
Provision for loan losses	3,560	1,424	—	—	—
Net interest income (loss) after provision	(1,115)	519	2,194	2,513	2,362
Noninterest income
Service charges on deposit accounts	189	161	163	197	201
Mortgage banking income	—	—	6	50	63
Income from bank-owned life insurance	110	110	109	109	106
Gain (loss) on sale of securities available for sale	(102)	17	—	20	78
Gain (loss) on sale of assets	—	—	(4)	736	(9)
Gain on extinguishment of debt	19,115	—	—	—	—
Other noninterest income	141	128	149	231	227
Total noninterest income	19,453	416	423	1,343	666
Noninterest expenses
Salaries and employee benefits	1,668	1,286	1,228	1,330	1,402
Occupancy and equipment	486	499	493	558	534
Legal and professional fees	1,076	215	494	488	372
Deposit charges and FDIC insurance	206	309	320	346	363
Loss on disposal of fixed assets	247	—	—	—	—
Net cost of operation of other real estate owned	3,273	1,564	167	382	365
Other noninterest expense	549	345	364	349	394
Total noninterest expenses	7,505	4,218	3,066	3,453	3,430
Income (loss) before income taxes	10,833	(3,283)	(449)	403	(402)
Income tax expense (benefit)	920	—	(40)	35	5
Net income (loss)	9,913	(3,283)	(409)	368	(407)
Preferred dividends	—	(398)	(405)	(514)	(296)
Net income (loss) available to common shareholders	$9,913	$(3,681)	$(814)	$(146)	$(703)

Earnings per common share, fully diluted	$0.03	$(0.96)	$(0.21)	$(0.04)	$(0.18)
Weighted average diluted common shares	319,862,554	3,846,340	3,846,340	3,816,340	3,816,640

HCSB Financial Corporation
Average Balance Sheets and Net Interest Analysis (Unaudited)

	For the Three Months Ended
	June 30, 2016			June 30, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (2)	Balance	Expense	Rate (2)
Assets	($ in thousands)
Interest-earning assets:
Loans and loans held for sale (1)	$201,380	$2,581	5.15%	$231,604	$2,954	5.17%
Interest-bearing deposits	66,958	73	0.44%	33,129	21	0.26%
Investment securities	76,970	386	2.01%	103,333	510	1.97%
Other interest-earning assets	1,090	14	5.17%	1,144	15	5.32%

Total interest-earning assets	346,398	3,054	3.55%	369,210	3,500	3.84%

Allowance for loan losses	(3,821)			(5,477)
Cash and due from banks	1,762			2,108
Premises and equipment	15,676			20,140
Other assets	24,650			32,786

Total assets	$384,665			$418,767

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Interest-bearing demand	$40,565	$18	0.18%	$43,090	$16	0.15%
Money market, NOW and savings	78,870	82	0.42%	92,553	96	0.42%
Time deposits	164,464	412	1.01%	205,823	529	1.04%
Total interest-bearing deposits	283,899	512	0.73%	341,466	641	0.76%
Short-term borrowings	1,418	1	0.28%	1,084	1	0.37%
Long-term debt	19,017	96	2.03%	34,248	496	5.87%
Total borrowed funds	20,435	97	1.91%	35,332	497	5.70%

Total interest-bearing liabilities	304,334	609	0.80%	376,798	1,138	1.22%

Net interest rate spread		2,445	2.75%		2,362	2.62%

Noninterest-bearing demand deposits	40,568			46,608
Other liabilities	4,142			6,413
Shareholders’ equity	35,621			(11,052)

Total liabilities and shareholders’ equity	$384,665			$418,767

Net interest margin			2.84%			2.59%

(1)  Nonaccrual loans are included in the average loan balances.

(2) Yield/ rate calculated on Actual/Actual day count basis, except for yield on investments which is calculated on a 30/360 day count basis.

HCSB Financial Corporation
Selected Ratios (Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
	($ in thousands, except per share amounts)
Per Share Data:
Basic Earnings (Loss) per Common Share	$0.03	$(0.96)	$(0.21)	$(0.04)	$(0.18)
Book value per common share (1)	$0.10	$(7.16)	$(6.54)	$(6.31)	$(6.55)
Common shares outstanding	363,314,783	3,846,340	3,846,340	3,816,340	3,816,640
Weighted average dilutive common shares outstanding	319,862,554	3,846,340	3,846,340	3,816,340	3,816,640

Selected Performance Ratios:
Return on Average Assets	10.36%	-3.67%	-0.44%	0.37%	-0.39%
Return on Average Equity (2)	111.93%	N/A	N/A	N/A	N/A
Net interest margin (non-tax equivalent)	2.84%	2.45%	2.66%	2.86%	2.59%
Non-interest Income as a % of Revenue	86.43%	12.22%	11.49%	27.07%	15.99%
Non-interest Income as a % of Average Assets	5.06%	0.12%	0.11%	0.34%	0.16%
Non-interest Expense as a % of Average Assets	1.95%	1.17%	0.83%	0.87%	0.82%

Asset Quality:
Past due 30-59 days (and still accruing)	$636	$3,667	$3,897	$2,058	$623
Past due 60-89 days (and still accruing)	159	647	244	808	331
Past due 90 days plus (and still accruing)	—	—	—	—	2
Nonaccrual loans	332	6,115	8,742	6,792	9,000
Nonperforming loans	332	6,115	8,742	6,792	9,002
Nonperforming loans held for sale (nonaccruing)	4,012	—	—	—	—
OREO	7,256	11,270	13,624	18,510	17,897
Nonperforming assets	11,600	17,385	22,366	25,302	26,899

Nonperforming loans to total loans	2.18%	3.06%	4.18%	3.09%	3.99%
Nonperforming assets to total assets	3.03%	4.78%	6.19%	6.68%	6.50%
Allowance to total loans held-for-investment	2.26%	1.86%	2.20%	2.28%	2.48%
Allowance to nonperforming loans	103.41%	60.82%	52.63%	73.93%	62.20%
Allowance to nonperforming assets	38.72%	21.39%	20.57%	19.84%	20.81%
Net charge-offs (recoveries) to average loans	5.57%	4.52%	0.78%	1.02%	-0.36%
(annualized)

Capital Ratios (Bank):
Common Equity Tier 1 (CET1) capital	$38,114	$9,238	$12,135	$12,169	11,434
Tier 1 capital	38,114	9,238	12,135	12,169	$11,434
Tier 2 capital	2,939	2,962	3,267	3,497	3,708
Total risk based capital	41,053	12,200	15,402	15,666	15,142
Risk weighted assets	233,528	236,204	260,024	278,214	294,742
Average assets for leverage ratio	384,914	360,649	370,482	400,954	418,697

Common Equity Tier 1 (CET1) ratio	16.32%	3.91%	4.67%	4.37%	3.88%
Tier 1 ratio	16.32%	3.91%	4.67%	4.37%	3.88%
Total risk based capital ratio	17.58%	5.17%	5.92%	5.63%	5.14%
Tier 1 leverage ratio	9.90%	2.56%	3.28%	3.04%	2.73%

(1) Book value per share excludes non-voting preferred shares

(2) Ratio not applicable in prior periods due to negative equity